SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report:  November 2, 1998
---------------------------------
(Date of earliest event reported)


                    CAPCO America Securitization Corporation
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             (Exact name of registrant as specified in its charter)

       Delaware                333-22133-01               13-3672336
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    (State or Other             (Commission            (I.R.S. Employer
    Jurisdiction of            File Number)           Identification No.)
    Incorporation)



        Two World Financial Center, Building B, New York, New York 10281
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                      Address of Principal Executive Office



       Registrant's telephone number, including area code: (212) 667-9300


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Recent Developments

     A revised mark-to-market estimate of the value of CCA's assets on September 28, 1998 indicated that the $214 million contributed to CCA was insufficient (by approximately $150 to $200 million) to restore CCA's capitalization to its July 29, 1998 level (approximately $500 million of shareholder's equity). NHA subsequently contributed additional equity of another $214 million to CCA, based on CCA's mark-to-market losses then estimated, sufficient to restore CCA's shareholder equity to approximately $500 million as of September 30, 1998. On October 22, 1998, Nomura Securities, Co., Ltd. ("NSC"), NHA's parent, reported that its consolidated after-tax losses for the six-month period ending September 30, 1998 was $1,504,000,000 and NHA reported it had incurred a pre-tax loss of $1,160,000,000 for the same period. Following the report of those losses, NSC made an additional equity investment in NHA in the amount of $1,200,000,000.

     There can be no assurance that either CCA or NHA will not experience further losses, that NSC will provide additional capital to NHA or that NHA will contribute capital to CCA beyond its current commitment. In addition, current market uncertainty and volatility have had, and may continue to have, further significant adverse impact on the financial condition of CCA and NHA.

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                                   CAPCO AMERICA SECURITIZATION
                                                   CORPORATION


                                                   By: /s/ Marlyn A. Marincas
                                                       -------------------------
                                                        Name: Marlyn A. Marincas
                                                        Title: Director

Date:  November 2, 1998